Exhibit (e)

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-215186) under Schedule B of FMS Wertmanagement of our report dated March 19, 2019 relating to the annual financial statements of FMS Wertmanagement, which appear in the Annual Report on Form 18-K for the fiscal year ended December 31, 2018.

Munich, Germany

October 21, 2019

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Stefan Palm	/s/ Axel Menge
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)